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                                                                    EXHIBIT 3.28

                                     BY-LAWS

                               ARTICLE I - OFFICES

         Section 1. The registered office of the corporation shall be at one Executive Campus, Suite 306, Cherry Hill, New Jersey, 08002.

         Section 2. The corporation may have such other offices either within or without the state as the Board of Directors may designate or as the business of the corporation may require from time to time.

                                ARTICLE II - SEAL

         Section 1. The corporate seal shall have inscribed thereon the name of the corporation, the year of its creation and the words "Corporate Seal, New Jersey."

                      ARTICLE III - SHAREHOLDERS' MEETINGS

         Section 1. All meetings of the shareholders shall be held at 900 Kings Highway North, Suite 101, Cherry Hill, New Jersey, 08034 or at such other place or places, either within or without the State of New Jersey, as may from time to time be selected by the Board of Directors.

         Section 2. Annual Meetings: The annual meeting of shareholders, after the year 1978 shall be held on the first Monday of June in each year if not a legal holiday, and if a legal holiday, then on the next full business day at 10 o'clock A.M., or on such other day as may be fixed by the Board, when the shareholders shall elect, by a plurality vote, a Board of Directors, and transact such other business as may properly be brought before the meeting.

         If the annual meeting for election of directors is not held on the day designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient.

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         Section 3. Special Meetings: Special meetings of the shareholders may be called by the President or the Board of Directors, and shall be called at the request in writing to the President by the holder or holders of not less than ten percent of all the shares entitled to vote at a meeting.

         Section 4. Notice of Shareholders' Meetings: Written notice of the time, place and purpose or purposes of every meeting of shareholders shall be given not less than ten or more than sixty days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting, unless a greater period of notice is required by statute in a particular case.

         When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice.

         Section 5. Waiver of Notice: Notice of a meeting need not be given to any shareholder who signs a waiver of such notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

         Whenever shareholders are authorized to take any action after the lapse of a prescribed period of time, the action may be taken without such lapse if such requirement is waived in writing, in person or by proxy, before or after the taking of such action, by every shareholder entitled to vote thereon as of the date of the taking of such action.

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         Section 6. Action by Shareholders Without Meeting:

         (1) Any action required or permitted to be taken at a meeting of shareholders by statute or the Certificate of Incorporation or By-Laws of the corporation, may be taken without a meeting if all the shareholders entitled to vote thereon consent thereto in writing, except that in the case of any action to be taken pursuant to Chapter 10 of the Business Corporation Act (concerning mergers, etc.), such action may be taken without a meeting only if all shareholders entitled to vote consent thereto in writing and the corporation provides to all other shareholders the advance notification required by paragraph (2)(b) of this section.

         (2) Except as otherwise provided in the Certificate of Incorporation and subject to the provisions of this subsection, any action required or permitted to be taken at a meeting of shareholders by the Act, the Certificate of Incorporation, or By-Laws, other than the annual election of directors, may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting.

         (a) If any shareholder shall have the right to dissent from a proposed action, pursuant to Chapter 11 of the Act, the Board shall fix a date on which written consents are to be tabulated; in any other case, it may fix a date for tabulation. If no date is fixed, consents may be tabulated as they are received. No consent shall be counted which is received more than sixty days after the date of the Board action authorizing the solicitation of consents or, in a case in which consents, or proxies for consents, are solicited from all shareholders who would have been entitled to vote at a meeting called to take such action, more than sixty days after the date of mailing of solicitation of consents, or proxies for consents.

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         (b) Except as provided in paragraph (2)(c), the corporation, upon receipt and tabulation of the requisite number of written consents, shall promptly notify all non-consenting shareholders, who would have been entitled to notice of a meeting to vote upon such action, of the action consented to, the proposed effective date of such action, and any conditions precedent to such action. Such notification shall be given at least twenty days in advance of the proposed effective date of such action in the case of any action taken pursuant to Chapter 10 of the Act, and at least ten days in advance in the case of any other action.

         (c) The corporation need not provide the notification required to be given by paragraph (2)(b) if it

                           (i) solicits written consents or proxies for consents
                  from all shareholders who would have been entitled to vote at a meeting called to take such action, and at the same time gives notice of the proposed action to all other shareholders who would have been entitled to notice of a meeting called to vote upon such action;

                           (ii) advises all shareholders, if any, who are
                  entitled to dissent from the proposed action, as provided in Chapter 11 of the Act, of their right to do so and to be paid the fair value of their shares; and

                           (iii) fixes a date for tabulation of consents not
                  less than twenty days, in the case of any proposed action to be taken pursuant to Chapter 10 of the Act, or not less than ten days in the case of any other proposed action, and not more than sixty days after the date of mailing of solicitations of consents or proxies for consents.

         (d) Any consent obtained pursuant to paragraph (2)(c) may be revoked at any time prior to the day fixed for tabulation of consents. Any other consent may be revoked at any time prior to the day on which the proposed action could be taken

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upon compliance with paragraph (2)(b). The revocation must be in writing and be received by the corporation.

         (3) Whenever action is taken pursuant to subsection (1) or (2), the written consents of the shareholders consenting thereto or the written report of inspectors appointed to tabulate such consents shall be filed with the minutes or proceedings of shareholders.

         In case the corporation is involved in a merger, consolidation or other type of acquisition or disposition regulated by Chapters 10 and 11 of the Act, the pertinent provisions of the statute should be referred to and strictly complied with.

         Section 7. Fixing Record Date:

         (1) The Board may fix, in advance, a date as the record date for determining the corporation's shareholders with regard to any corporate action or event and, in particular, for determining the shareholders who are entitled to;

                  (a) notice of or to vote at any meeting of shareholders or any adjournment thereof;

                  (b) give a written consent to any action without a meeting; or

                  (c) receive payment of any dividend or allotment of any right.

         The record date may in no case be more than sixty days prior to the shareholders' meeting or other corporate action or event to which it relates. The record date for a shareholders' meeting may not be less than ten days before the date of the meeting. The record date to determine shareholders to give a written consent may not be more than sixty days before the date fixed for tabulation of the consents or, if no date has been fixed for tabulation, more than sixty days before the last day on which consents received may be counted.

         (2)      If no record date is fixed,

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                  (a) the record date for a shareholders' meeting shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and

                  (b) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted.

         (3) When a determination of shareholders of record for a shareholders' meeting has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date under this section for the adjourned meeting.

         Section 8. Voting Lists: The officer or agent having charge of the stock transfer books for shares of the corporation shall make and certify a complete list of shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. A list required by this section may consist of cards arranged alphabetically. Such list shall be arranged alphabetically within each class, series or group of shareholders maintained by the corporation for convenience of reference, with the address of, and the number of shares held by, each shareholder; be produced at the time and place of the meeting; be subject to the inspection of any shareholder during the whole time of the meeting; and be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at any meeting.

         If the requirements of this section have not been complied with, the meeting shall, on the demand of any shareholder in person or by proxy, be adjourned until the requirements are complied with. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting prior to the making of any such demand.

         Section 9. Quorum: Unless otherwise provided in the Certificate of Incorporation or by statute, the holders of shares entitled to cast a majority of the votes at a meeting shall constitute a


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quorum at such meeting. The shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Less than a quorum may adjourn.

         Whenever the holders of any class or series of shares are entitled to vote separately on a specified item of business, the provisions of this section shall apply in determining the presence of a quorum of such class or series for the transaction of such specified item of business.

         Section 10. Voting: Each holder of shares with voting rights shall be entitled to one vote for each such share registered in his name, except as otherwise provided in the Certificate of Incorporation. Whenever any action, other than the election of directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon, unless a greater plurality is required by statute or by the Certificate of Incorporation.

         Every shareholder entitled to vote at a meeting of shareholders or to express consent without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his agent, except that a proxy may be given by a shareholder or his agent by telegram or cable or its equivalent. No proxy shall be valid for more than eleven months unless a longer time is expressly provided therein, but in no event shall a proxy be valid after three years from the date of execution. Unless it is coupled with an interest, a proxy shall be revocable at will. A proxy shall not be revoked by the death or incapacity of the shareholder but such proxy shall continue in force until revoked by the personal representative or guardian of the shareholder. The presence at any meeting of any shareholder who has given a proxy shall not revoke such proxy unless the shareholder shall file written notice of such revocation with the Secretary of the meeting prior to the voting of such proxy.

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         Section 11. Election of Directors: At each election of directors every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. Directors shall be elected by a plurality of the votes cast at the election, except as otherwise provided by the Certificate of Incorporation.

         Elections of directors need not be by ballot unless a shareholder demands election by ballot at the election and before the voting begins.

         Section 12. Inspectors of Election: The Board may, in advance of any shareholders' meeting, or of the tabulation of written consents of shareholders without a meeting, appoint one or more inspectors to act at the meeting or any adjournment thereof or to tabulate such consents and make a written report thereof. If inspectors to act at any meeting of shareholders are not so appointed or shall fail to qualify, the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat, shall, make such appointment.

         Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. No person shall be elected a director in an election for which he has served as an inspector.


                             ARTICLE IV - DIRECTORS

         Section 1. The business and affairs of this corporation shall be managed by its Board of Directors, one or more in number. A director shall be at least eighteen years of age and need not be a United States citizen or a resident of this State or a shareholder in the corporation. Each director shall be elected by the shareholders, at the annual meeting of shareholders of the corporation, and shall be elected for the term of one year, and until his successor shall be elected and shall qualify.

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         Section 2. First Meeting After Election: After the election of the directors, the newly elected Board may meet at such place and time as shall be fixed by the vote of the shareholders at the annual meeting, for the purpose of organization and otherwise, and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting; provided a majority of the whole Board shall be present; or such place and time may be fixed by the consent in writing of the directors.

         Section 3. Regular Meetings: Regular meetings of the Board shall be held without notice at the registered office of the corporation, or at such other time and place as shall be determined by the Board.

         Section 4. Quorum: A majority of the entire Board, or of any committee thereof, shall constitute a quorum for the transaction of business, and the act of the majority present at a meeting at which a quorum is present shall be the act of the Board or of the committee.

         Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board or any committee thereof, may be taken without a meeting if, prior or subsequent to such action, all members of the Board or of such committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board or committee.

         Section 5. Special Meetings: Special meetings of the Board may be called by the President on five days' notice to each director, either personally or by mail; special meetings may be called in like manner and on like notice, on the written request of any director.

         Section 6. Waiver of Notice: Notice of any meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting. The attendance of any director at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him. Neither the business to be transacted at, nor the


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purposes of any meeting of the Board need be specified in the notice or waiver of notice of such meeting. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten days in any one adjournment.

         Section 7. Powers of Directors: The Board of Directors shall have the management of the business of the corporation. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by these By-Laws directed or required to be exercised or done by the shareholders.

         Section 8. Compensation of Directors: The Board, by the affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, shall have authority to establish reasonable compensation of directors for services to the corporation as directors, officers or otherwise.

         Section 9. Executive Committee: If deemed advisable, the Board of Directors, by resolution adopted by a majority of the entire Board, may appoint from among its members an executive committee and one or more other committees, each of which shall have one or more members. Each such committee shall have and may exercise all the authority of the Board, except that no such committee shall make, alter or repeal any By-Law of the corporation; elect or appoint any director, or remove any officer of director; submit to shareholders any action that requires shareholders' approval; or amend or repeal any resolution theretofore adopted by the Board which by its terms is amendable or repealable only by the Board.

         Actions taken at a meeting of any such committee shall be reported to the Board at its next meeting following such committee meeting; except that, when the meeting of the Board is held


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within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such committee meeting.

                              ARTICLE V - OFFICERS

         Section 1. The officers of the corporation shall consist of a President, a Secretary, a Treasurer, and, if desired, a Chairman of the Board, one or more Vice Presidents, and such other officers as may be required. They shall be annually elected by the Board of Directors and shall hold office for one year and until their successors are elected and have qualified, subject to earlier termination by removal or resignation. The Board may also choose such employees and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board.

         Any two or more offices may be held by the same person but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or by these By-Laws to be executed, acknowledged, or verified by two or more officers.

         Section 2. Salaries: The salaries of all officers, employees and agents of the corporation shall be fixed by the Board of Directors.

         Section 3. Removal: Any officer elected or appointed by the Board of Directors may be removed by the Board with or without cause. An officer elected by the shareholders may be removed, with or without cause, only by vote of the shareholders but his authority to act as an officer may be suspended by the Board for cause.

         Section 4. President: The President shall be the chief executive officer of the corporation; he shall preside at all meetings of the shareholders and directors; he shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the


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President, to any other officer or officers of the corporation. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation. He shall be EX-OFFICIO a member of all committees, and shall have the general powers and duties of supervision and management -usually vested in the office of President of a corporation.

         Section 5. Vice President: The Vice President, if one has been appointed, shall be vested with all the powers and be required to perform all the duties of the President in his absence.

         Section 6. Chairman of the Board: The Chairman of the Board, if one has been appointed, shall exercise such powers and perform such duties as shall be provided in the resolution proposing that a Chairman of the Board be elected.

         Section 7. Secretary: The Secretary shall keep full minutes of all meetings of the shareholders and directors; he shall be EX-OFFICIO Secretary of the Board of Directors; he shall attend all sessions of the Board, shall act as clerk thereof, and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. He shall give or cause to be given, notices of all meetings of the shareholders of the corporation and the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be.

         Section 8. Treasurer: The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors.

         He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions


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as Treasurer and of the financial condition of the corporation, and shall submit a full financial report at the annual meeting of the shareholders.

         The corporation shall be made upon the books of the corporation by the holders of the shares in person, or by his legal representatives. Share certificates shall be surrendered and cancelled at the time of transfer.

         Section 3. Loss of Certificates: In the event that a share certificate shall be lost, destroyed or mutilated, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

                        ARTICLE VIII - BOOKS AND ACCOUNTS

         Section 1. The corporation shall keep books and records of account and minutes of the proceedings of the shareholders, Board of Directors and executive committee, if any. Such books, records and minutes may be kept outside this State. The corporation shall make available for inspection at its registered office, or at the office of a transfer agent in this State, a record or records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became the owners of record thereof, within ten days after demand by a shareholder entitled to inspect them, except that in the case of shares listed on a national securities exchange, the records may be made available at the office of a transfer agent within or without this State.

         Section 2. Inspection: Any person who shall have been a shareholder of record of the corporation for at least six months immediately preceding his demand, or any person holding, or so authorized in writing by the holders of, at least five percent of the outstanding shares of any class or series, upon at least five days' written demand shall have the right for any proper purpose to examine in person or by agent or attorney, during usual business hours, the minutes of the


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proceedings of the shareholders and record of shareholders and to make extracts therefrom at the places where the same are kept.

                      ARTICLE IX - MISCELLANEOUS PROVISIONS

         Section 1. Monetary Disbursements: All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

         Section 2. Fiscal Year: The fiscal year of the corporation shall begin on the 1st day of July.

         Section 3. Dividends: The Board of Directors may declare and pay dividends upon the outstanding shares of the corporation from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation.

         Section 4. Reserve: Before payment of any dividend there may be set aside such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

         Section 5. Giving Notice: Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail. If notice is given by mail, the notice shall be deemed to be given when deposited in the mail addressed to the person to whom it is directed at his last address as it appears on the records of the corporation, with postage prepaid thereon. Such notice shall specify the place, day and hour of


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the meeting and, in the case of a shareholders' meeting, the general nature of the business to be transacted.

         In computing the period of time for the giving of any notice required or permitted by statute, or by the Certificate of Incorporation or these By-Laws or any resolution of directors or shareholders, the day on which the notice is given shall be excluded, and the day on which the matter noticed is to occur shall be included,

         Section 6. Loans to Officers or Employees: The corporation may lend money to, or guarantee any obligation of, or otherwise assist, any officer or other employee of the corporation or of any subsidiary, whenever it may reasonably be expected to benefit the corporation. If the officer or employee is also a director of the corporation, such loan, guarantee or assistance, unless pursuant to a plan adopted by the shareholders in accordance with the provisions of Chapter 8 of the Act (Employee Benefit Plans), shall be authorized by a majority of the entire Board of Directors.

         Section 7. Disallowed Compensation: Any payments made to an officer or employee of the corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

                             ARTICLE X - AMENDMENTS

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         Section 1. The Board of Directors shall have the power to make, alter and repeal these By-Laws, but By-Laws made by the Board may be altered or repealed, and new By-Laws may be made, by the shareholders.


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